UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2005

                                 ROO Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      000-25659                11-3447894
          --------                      ---------                ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                228 East 45th Street 8th Floor New York, NY 10017
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (646) 352-0260

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 28, 2005, ROO Group, Inc. (the "Company") entered into a Common Stock Purchase Agreement pursuant to which the Company sold $5,100,000 of shares of common stock and warrants to accredited investors. The shares of common stock were sold at a price of $3.00 per share. Each investor will be issued warrants to purchase a number of shares of common stock equal to 40% of the number of shares of common stock purchased. The warrants have an exercise price of $4.00 per share and a term of five years. The transaction was exempt from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

      The Company agreed that within 60 days of meeting the listing requirements of The Nasdaq SmallCap Market, it will file an initial listing application for its common stock to be listed on The Nasdaq SmallCap Market and that within 60 days of meeting the listing requirements of The Nasdaq National Market, the Company will file an initial listing application for its common stock to be listed on The Nasdaq National Market.

      The Company also granted investors a right to participate in subsequent financings of the Company until June 28, 2007.

      The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

      Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for the sale of the Company's common stock. In connection with the closing, the Company paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $3.00 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01.


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

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit Number                        Description
--------------        ----------------------------------------------------------
4.1                   Form of investor warrant

4.2                   Form of placement agent warrant

10.1 Common Stock Purchase Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto

10.2 Escrow Agreement dated December 28, 2005 among ROO Group, Inc., the purchasers signatory thereto and Kramer Levin Naftalis & Frankel LLP

10.3 Registration Rights Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on
                      Schedule 1 thereto


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

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ROO Group, Inc.


Date: December 29, 2005                        /s/ Robin Smyth
                                               -----------------------
                                               Robin Smyth
                                               Chief Financial Officer


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